                                                                    EXHIBIT 3(C)


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING

                           GOTHIC ENERGY CORPORATION
                            (A DELAWARE CORPORATION)

                                      INTO

                           GOTHIC ENERGY NEWCO, INC.
                           (AN OKLAHOMA CORPORATION)

  (Under Section 1083 of the General Corporation Law of the State of Oklahoma)


     Gothic Energy Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

     FIRST:    That it was organized pursuant to the provisions of the General
Corporation Law of the State of Delaware (the "DGCL") under the name TNC Subsidiary Corp., on June 15, 1994 and on April 18, 1995 filed a Certificate of Amendment changing its name to Gothic Energy Corporation.

     SECOND:   That it owns all of the outstanding shares of stock of Gothic
Energy Newco, Inc., a corporation organized pursuant to the provisions of the Oklahoma General Corporation Law on October 11, 1996 ("Newco").

     THIRD:    That the Board of Directors of the Company, by unanimous written consent dated October 10, 1996, determined to merge the Company into Newco (the "Merger"), and did adopt the following resolutions:

     RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company that the Company and its wholly owned subsidiary, Gothic Energy Newco, Inc., an Oklahoma corporation ("Newco"), be merged upon the terms and conditions set forth in (a) the Agreement and Plan of Merger between the Company and Newco (the "Merger Agreement"), (b) the Certificate of Ownership and Merger

                                 Exhibit 3(c)-1
     under Section 1083 of the General Corporation Law of the State of Oklahoma merging the Company into Newco (the "Oklahoma Certificate of Merger") and (c) the Certificate of Ownership and Merger under Section 253 of the General Corporation Law of the State of Delaware merging the Company into Newco (the "Delaware Certificate of Merger"), each of which is filed with and made a part of these resolutions (the "Merger Documents"), pursuant to which Newco shall survive the merger (the "Merger"); and be it further

     RESOLVED: That the terms and conditions of the Merger are as follows:

               (a) At the effective time of the merger (the "Effective Time"), the Company shall be merged into Newco and, thereupon, Newco shall possess any and all purposes and powers of the Company; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Company shall be transferred to, vested in and devolved upon Newco, without further act or deed, subject to all of the debts and obligations of the Company;

               (b) At the Effective Time, the corporate name of Newco shall be changed to Gothic Energy Corporation;

               (c) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Newco or any holder of any stock of either of them:

                    (i) Each share of Common Stock, $0.01 par value per share, of the Company ("Company Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and non-assessable share of Common Stock, $0.001 par value per share, of Newco ("Newco Common Shares"). Each certificate representing Company Common Shares shall thereafter represent the right to receive Newco Common Shares. All Company Common Shares shall cease to be outstanding, shall be canceled and retired and shall cease to exist;

                    (ii) Each Company Common Share issued and held in the Company's treasury shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist;

                                 Exhibit 3(c)-2

                  (iii) Each share of 7 1/2% Cumulative Convertible Preferred Stock, $0.05 par value per share, of the Company ("Company Preferred Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and non-assessable share of 7 1/2% Cumulative Convertible Preferred Stock, $0.05 par value per share, of Newco ("Newco Preferred Shares'). Each certificate representing Company Preferred Shares shall thereafter represent the right to receive Newco Preferred Shares. All Company Preferred Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist;

                  (iv)   Each Newco Common Share issued and
     outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist;

                  (v) Each option, warrant, conversion right, or other right to purchase or otherwise acquire Company Common Shares pursuant to stock option, warrant or other stock-based plans or conversion right of the Company granted, issued or outstanding immediately prior to the Effective Time (A) shall be converted into and become a right to purchase or otherwise acquire the same number of Newco Common Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options, warrants, conversion rights, or other rights immediately prior to the Effective Time and (B) shall be assumed and governed under all option plans or agreements binding upon or in force against the Company immediately prior to the Effective Time;

               (d) On or after the Effective Time, all of the outstanding certificates which prior to that time represented Company Common Shares or Company Preferred Shares shall be deemed for all purposes to evidence ownership of and to represent Newco Common Shares or Newco Preferred Shares into which such shares have been converted as hereinabove provided and shall be so registered on the books and records of Newco or its transfer agents. Until any such certificate shall have been surrendered for transfer or otherwise accounted for to Newco or its transfer agent, the registered owner of any such outstanding certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend or other distribution on,

                                 Exhibit 3(c)-3


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     the Newco Common Shares or Newco Preferred Shares into which the
     Company Common Shares or Company Preferred Shares represented by such certificate have been converted. After the Effective Time, whenever certificates which formerly represented Company Common Shares or Company Preferred Shares are presented for exchange or registration of transfer, Newco will cause to be issued in respect thereof certificates representing an equal number of Newco Common Shares or Newco Preferred Shares; and be it further

     RESOLVED: That, in the event the Merger Agreement is not terminated by the Board of Directors, the proper officers of the Company are hereby authorized and directed to execute the Merger Documents, to take all action necessary for the proper filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Oklahoma and the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, and to take such other action and execute such other documents as may be necessary or appropriate to the implementation and consummation of the Merger.

     FOURTH:   That the Merger has been adopted, approved, certified, executed and acknowledged by the Company in accordance with the laws of the State of Delaware.

     FIFTH:    This Certificate of Ownership and Merger shall become effective upon acceptance for filing by the Secretary of State.

     SIXTH:    The undersigned President of the Company acknowledges this
Certificate of Ownership and Merger to be the corporate act of the Company, and further, as to all matters or facts required to be verified under oath, the President of the Company acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the Company are true in all material respects and that this statement is made under the penalties for perjury.

                                 Exhibit 3(c)-4
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     IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been duly executed by the President of the Company and attested to by its Secretary this 14th day of October 1996.



Attest:                                  GOTHIC ENERGY CORPORATION



/s/ Linda Esley                          By:  /s/ Michael Paulk
----------------------------------          ----------------------------------
Linda Esley, Secretary                      Michael Paulk, President



(corporate seal)

                                 Exhibit 3(c)-5